Exhibit 4.02

Entergy Louisiana, LLC,
a Texas limited liability company

CERTIFICATE OF MEMBERSHIP INTEREST

SERIES A 6.95% CUMULATIVE PREFERRED MEMBERSHIP INTERESTS

_______________ Units                                                                         (CUSIP )                                                                             Certificate No. P-2

Unless and until this Certificate is exchanged in whole or in part for certificates representing units of the Series A 6.95% Cumulative Preferred Membership Interests of Entergy Louisiana, LLC (the "Company") registered in the names of the various beneficial holders hereof as then certified to the Transfer Agent by The Depositary Trust Company or its successor (the "Depositary"), the Limited Liability Company Membership Interests represented by this Certificate (or by any certificate issued in replacement hereof in the name of the Depositary or its nominee) may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this Certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange, or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Certificate may be exchanged for certificates representing units of the Series A 6.95% Cumulative Preferred Membership Interests of the Company registered in the names of the various beneficial holders hereof if (a) the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days or (b) the Company elects to issue certificates representing units of the Series A 6.95% Cumulative Preferred Membership Interests of the Company to beneficial owners (as certified to the Company by the Depositary).

This certifies that ____________________ is the record holder of ___________ Units of the Series A 6.95% Cumulative Preferred Membership Interests in Entergy Louisiana, LLC, (the "Company") a Texas limited liability company organized and existing under the Texas Limited Liability Company Act, and is entitled to all of the rights and privileges and subject to all of the obligations, restrictions, and limitations of a Member of the Company in accordance with the provisions of its Articles of Organization and Regulations as amended from time to time. All capitalized terms used in this Certificate or in Appendix A hereto shall have the meanings given to them in the Company's Regulations.

The rights and privileges of the holder of this Certificate are subject to the provisions of the Company's Articles of Organization and Regulations. A copy of such Regulations as in effect from time to time will be furnished without charge by the Company to the holder of this Certificate upon request.

Transfer of the Units represented by this Certificate is subject to the restrictions set forth in the Company's Regulations and set forth above.

The Series A 6.95% Cumulative Preferred Membership Interests represented by this Certificate shall have the preferences, designations, rights, including voting rights, privileges, powers, restrictions, limitations, and qualifications of Preferred Membership Interests as set forth in the Regulations (as amended from time to time in accordance with the provisions set forth herein) and the additional preferences, designations, rights, including voting rights, privileges, powers, restrictions, limitations, and qualifications set forth in Appendix A hereto.

[End of text. The next page is the signature page.]

Dated: ________________________

____________________________                                                                                     __________________________
Vice President                                                                                                                         Assistant Secretary

For Value Received, __________________________ hereby sells, assigns and transfers unto ____________________________________________________________________________ Units of the Limited Liability Company Membership Interests represented by the within Certificate and does hereby irrevocably constitute and appoint _________________________________________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:______________________

In the presence of:

____________________________                                                                                                                         ___________________________________

Appendix A

  Distributions

    The Series A 6.95% Cumulative Preferred Membership Interests shall be entitled, but only if, when, and as declared by the Directors, out of funds legally available for the payment of distributions and in preference to the Common Membership Interests, to distributions as described in Article 4 of the Regulations at 6.95% per annum of the liquidation value, payable quarterly on March 15, June 15, September 15, and December 15 of each year, beginning on March 15, 2006, to holders of record of the Series A 6.95% Cumulative Preferred Membership Interests as of a date not exceeding sixty (60) days and not less than ten (10) days preceding such distribution payment dates to be fixed by the Directors, such distributions to be cumulative from December 31, 2005. Such distributions shall be made by the Company by mailing a check or sending a wire transfer, in the amount payable for the distribution, to such holder's last registered address listed in the transfer records of the Company, in the case of a check, or to an account specified by the holder at least ten days prior to the date fixed for distribution, in the case of a wire transfer.

    So long as any Units of the Series A 6.95% Cumulative Preferred Membership Interests are outstanding, the Company shall not declare or pay any distributions (other than distributions payable in Units ranking junior to the Series A 6.95% Cumulative Preferred Membership Interests as to distributions and assets) on the Common Membership Interests, except as follows:

      Distributions may be paid upon the Common Membership Interests only when distributions have been paid or declared and funds set apart for the payment of distributions as aforesaid on the Series A 6.95% Cumulative Preferred Membership Interests from the dates after which distributions thereon became cumulative, to the beginning of the period then current, with respect to which such distributions on the Series A 6.95% Cumulative Preferred Membership Interests are usually declared, but whenever there shall have been paid or declared and funds shall have been set apart for the payment of all such distributions upon the Series A 6.95% Cumulative Preferred Membership Interests as aforesaid, then, subject to the limitations above set forth, distributions upon the Common Membership Interests may be declared payable then or thereafter as provided in Article 4 of the Regulations.

      After the payment of the limited distributions and/or Units in distribution of assets to which the Series A 6.95% Cumulative Preferred Membership Interests are expressly entitled in preference to the Common Membership Interests and to any other Preferred Membership Interests, in accordance with the provisions hereinabove set forth, the Common Membership Interests alone (subject to the rights of any class or series of other Preferred Membership Interests) shall receive all further distributions and Units in distribution.

      If the distributions on the Units of the Preferred Membership Interests of each class and series ranking equally in the payment of distributions with the Series A 6.95% Cumulative Preferred Membership Interests are not paid in full, the Units of Preferred Membership Interests of such classes and series, including the Series A 6.95% Cumulative Preferred Membership Interests, shall share ratably in the payment of such distributions including accumulations, if any, in proportion to the sums which would be payable on such Units if all distributions were declared and paid in full.

      No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A 6.95% Cumulative Preferred Membership Interests which may be in arrears.

  Voting

    The holders of the Series A 6.95% Cumulative Preferred Membership Interests shall have the power to vote as a single class with the holders of the Common Membership Interests on all matters upon which the holders of the Common Membership Interests are entitled to vote and shall be entitled to notice of any meeting of the Members of the Company at which such holders are entitled to vote. As to any matter upon which holders of the Series A 6.95% Cumulative Preferred Membership Interests are entitled to vote as a single class with the holders of the Common Membership Interests, each holder of Series A 6.95% Cumulative Preferred Membership Interests shall be entitled to forty five (45) votes, in person or by proxy, for each Unit of such Membership Interests standing in his name on the books of the Company.

    So long as any Units of the Series A 6.95% Cumulative Preferred Membership Interests are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose or by a written consent signed by the holders of the requisite Majority) of a Majority of the Units of the Series A 6.95% Cumulative Preferred Membership Interests then outstanding:

      amend, alter, change or repeal any of the express terms of any of the Series A 6.95% Cumulative Preferred Membership Interests then outstanding or the terms of Preferred Membership Interests set forth in the Regulations in a manner prejudicial to the holders thereof; provided that the increase in the authorized amount of the Series A 6.95% Cumulative Preferred Membership Interests shall not, for the purposes of this paragraph, be deemed to be prejudicial to the holders of the Series A 6.95% Cumulative Preferred Membership Interests; or

      convert any Series A 6.95% Cumulative Preferred Membership Interest into another class or series of Membership Interest of the Company.

    So long as any Units of the Series A 6.95% Cumulative Preferred Membership Interests are outstanding, the Company shall not, without the consent (given by a vote at a meeting called for that purpose or by a written consent signed by the holders of the requisite Majority) of a Majority of the Units of the Series A 6.95% Cumulative Preferred Membership Interests and all other outstanding Preferred Membership Interests ranking equally with the Series A 6.95% Cumulative Preferred Membership Interests as to distributions, in liquidation, dissolution, winding up or distribution, voting as a single class:

      create, authorize or issue any new Membership Interest which, after issuance would rank senior to such Preferred Membership Interests as to distributions, in liquidation, dissolution, winding up or distribution, or create, authorize or issue any security convertible into units of any such Membership Interest except, in either case, for the purpose of providing funds for the redemption of all of such Preferred Membership Interests then outstanding, such new Membership Interest or security not to be issued until such redemption shall have been authorized and notice of such redemption given and the aggregate redemption price deposited as provided in the Regulations or in any resolution of the Company's Board of Directors authorizing such redemption; provided, however, that any such new Membership Interest or security shall be issued within twelve months after the vote of such Preferred Membership Interests herein provided for authorizing the issuance of such new Membership Interest or security and provided further that for purposes of applying this section to any Membership Interest or other security of any entity into or with which the Company may be merged or consolidated, such Membership Interest or security shall be treated as first created or authorized as of the effective time of any such merger or consolidation.

    Upon the accumulation of accrued and unpaid distributions on a class or series of Preferred Membership Interests in an amount equal to four quarterly distributions, the holders of such class or series of Preferred Membership Interests, voting together as a single class with the holders of each other class or series of Preferred Membership Interests then entitled to exercise the special voting right created by this Section 2.4, shall be entitled to elect two persons to the Board of Directors of the Company, and the holders of such class or series of Preferred Membership Interests shall continue to have the special voting right created by this Section 2.4 until all distributions to which the holders of such class or series of Preferred Membership Interests are entitled for all previous quarterly distribution periods shall have been paid in full. The special voting right created by this Section 2.4 may be exercised at a special meeting as provided below, at any annual meeting of the Members, or by written consent of the holders of Units of Preferred Membership Interests then entitled to exercise such special voting right.

  Any persons elected to the Board of Directors pursuant to special voting right created by this Section 2.4 shall serve, in addition to the number of Directors then generally authorized, until (i) their successors, if any, elected pursuant to the special voting right created by this Section 2.4 take office, or if earlier (ii) the special voting right created by this Section 2.4 is abated as provided herein for all classes and series of Preferred Membership Interests.

  If and when all distributions to which the holders of a class or series of Preferred Membership Interests are entitled for all previous quarterly distribution periods shall have been paid in full, then the special voting right created by this Section 2.4 shall abate as to such class or series of Preferred Membership Interests and the holders of such a class or series of Preferred Membership Interests shall be divested of any special right with respect to the election of Directors, but without prejudice to subsequent application of this Section 2.4 in accordance with its terms. Upon such an abatement of the special voting right created by this Section 2.4 as to all classes and series of Preferred Membership Interests, the terms of office of all persons who may have been elected as Directors of the Company pursuant to such special voting right shall forthwith terminate.

  In case of any vacancy among the Directors elected by the holders of the Preferred Membership Interests pursuant to the special voting right created by this Section 2.4, the remaining Director elected by the holders of the Preferred Membership Interests pursuant to such special voting right may appoint a successor to hold office for the unexpired term or term of the Director whose place is vacant.

  Whenever (i) the special voting right created by this Section 2.4 shall have accrued to the holders of any class of series of the Preferred Membership Interests, if the special voting right created by this Section 2.4 is not already then in effect for another class or series of Preferred Membership Interests or (ii) there shall be a vacancy as to both Directors previously elected pursuant to the special voting right created by this Section 2.4 while such special voting right is in effect, then in either such case it shall be the duty of the President, a Vice President or the Secretary of the Company forthwith to call and cause notice to be given to the holders of Preferred Membership Interests entitled to vote thereon of a meeting to be held at such time as the Company's officers may fix, not less than forty-five (45) nor more than sixty (60) days after the accrual of such right, for the purpose of electing Directors pursuant to the special voting right created by this Section 2.4. The notice so given shall be mailed to each holder of record of the Preferred Membership Interests entitled to vote thereon at his last known address appearing on the books of the Company and shall set forth, among other things, (i) a statement, as applicable, that the special voting right created by this Section 2.4 has become effective or that vacancies exist as to both Directors previously elected pursuant to the special voting right created by this Section 2.4, (ii) that any holder of the Preferred Membership Interests entitled to vote thereon has the right, at any reasonable time, to inspect, and make copies of, the list or lists of holders of all classes or series of the Preferred Membership Interests entitled to vote thereon maintained at the principal office of the Company, and (iii) either the entirety of this Section 2.4 or the substance hereof. At any special meeting of holders of Preferred Membership Interests held for the purpose of exercising the special voting right created by this Section 2.4, the presence in person or by proxy of the holders of a majority of the votes represented by the Preferred Membership Interests entitled to vote thereon shall be required to constitute a quorum. At each annual meeting of the Members, or special meeting in lieu thereof, held during such time as the holders of any class or series of the Preferred Membership Interests shall have the special voting right created by this Section 2.4, the foregoing provisions of this paragraph shall apply to the notice of, and exercise of, such special voting right.

  Liquidation

    The liquidation value of the Series A 6.95% Cumulative Preferred Membership Interests is $100 per Unit. In the event of any voluntary liquidation, dissolution, or winding up of the Company, the Series A 6.95% Cumulative Preferred Membership Interests, together with and on par with all other Preferred Membership Interests (except as may be specifically provided with respect to any other Preferred Membership Interests), shall have a preference over the Common Membership Interests until an amount equal to the liquidation value of the Series A 6.95% Cumulative Preferred Membership Interests and any other Preferred Membership Interests plus all accumulated and unpaid distributions thereon shall have been paid. In the event of any involuntary liquidation, dissolution or winding up of the Company, which shall include any such liquidation, dissolution or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the Company, by (i) the United States government or any authority, agency, or instrumentality thereof, (ii) a state of the United States or any political subdivision, authority, agency or instrumentality thereof, or (iii) a district, cooperative or other association or entity not organized for profit, the Series A 6.95% Cumulative Preferred Membership Interests, together with and on par with any other Preferred Membership Interests (except as may be specifically provided with respect to any other Preferred Membership Interests), shall also have a preference over the Common Membership Interests until the full liquidation value thereof and an amount equal to all accumulated and unpaid distributions thereon shall have been paid. No amount other than that described above in this Section 3.1 shall be paid to holders of the Series A 6.95% Cumulative Preferred Membership Interests in respect of any liquidation.

    A consolidation, merger, or amalgamation of the Company with or into any other entity or entities shall not be deemed a distribution of assets of the Company within the meaning of any provisions set forth in this Appendix A.

  Redemption

    The Series A 6.95% Cumulative Preferred Membership Interests may be redeemed, at the option of the Company, as a whole or from time to time in part, at any time on or after December 31, 2010, at a redemption price of $100 per Unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for redemption.

    If less than all of the outstanding Series A 6.95% Cumulative Preferred Membership Interests are to be redeemed pursuant to Section 4.1, the number of Units to be redeemed shall be determined by the Board of Directors and such Units shall be redeemed pro rata from the holders thereof in proportion to the number of Units held by such holders (with adjustments to avoid redemption of fractional Units).

    Notice of any redemption shall be sent by or on behalf of the Company not more than sixty (60) days nor less than thirty (30) days prior to the date fixed for redemption, by first class mail, postage prepaid, to each holder of record of the Series A 6.95% Cumulative Preferred Membership Interests at his or her registered address listed in the transfer records of the Company; provided however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Units of the Series A 6.95% Cumulative Preferred Membership Interests except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A 6.95% Cumulative Preferred Membership Interests may be listed or admitted to trading, such notice shall state: (i) that the Company has determined to redeem Units of the Series A 6.95% Cumulative Preferred Membership Interests in accordance with this Section 4, (ii) the date of redemption; (iii) the number of Units of Series A 6.95% Cumulative Preferred Membership Interests to be redeemed, (iv) if fewer than all the Units represented by any certificate are to be redeemed, that a new certificate or certificates representing the unredeemed Units shall be issued without cost to the holder thereof, (v) the place or places where certificates for such issued Units are to be surrendered for payment of the amounts payable in redemption thereof; (vi) that distributions on the Units to be redeemed shall cease to accrue on the date of redemption; (vii) that the certificate or certificates representing the Units to be redeemed must be surrendered; and (viii) all instructions and materials necessary to enable the holders of Series A 6.95% Cumulative Preferred Membership Interests to surrender their outstanding Units to be redeemed. Upon the mailing or any such notices of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all Units called for redemption.

    If notice has been mailed in accordance with Section 4.3 above and provided that on or before the date of redemption specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Units so called for redemption, so as to be, and to continue to be, available therefor, then from and after the date of redemption, distributions on the Units of the Series A 6.95% Cumulative Preferred Membership Interests so called for redemption shall cease to accrue, and said Units shall no longer be deemed to be outstanding and shall not have the status of Units of Series A 6.95% Cumulative Preferred Membership Interests, and all rights of the holders thereof as members of the Company (except the right to receive from the Company the amounts payable upon the redemption thereof) shall cease. Upon surrender, in accordance with said notice, the certificates for any issued Units so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such Units shall be redeemed by the Company by mailing a check or sending a wire transfer, in the amount payable on the redemption thereof, to such holder's last registered address listed in the transfer records of the Company, in the case of a check, or to an account specified by the holder at least ten days prior to the date fixed for redemption, in the case of a wire transfer. In case fewer than all the Units represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Units without cost to the holder thereof.

    Any funds deposited with a bank or trust company for the purpose of redeeming Series A 6.95% Cumulative Preferred Membership Interests shall be irrevocable except that: (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Units redeemed shall have no claim to such interest or other earnings; and (ii) any balance of monies so deposited by the Company and unclaimed by the holders of the Series A 6.95% Cumulative Preferred Membership Interests entitled thereto at the expiration of three years from the applicable date of redemption shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the Units entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

    No Series A 6.95% Cumulative Preferred Membership Interests may be redeemed except with funds legally available for the payment of the amounts payable on redemption thereof.

    Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative distributions, if any, on all outstanding Units of Series A 6.95% Cumulative Preferred Membership Interests shall have been paid or contemporaneously are declared and paid, none of the Units of Series A 6.95% Cumulative Preferred Membership Interests shall be redeemed or acquired unless all outstanding Units of Series A 6.95% Cumulative Preferred Membership Interests are simultaneously redeemed or acquired.

    All Units of Series A 6.95% Cumulative Preferred Membership Interests redeemed pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued Units of Preferred Membership Interests, without designation as to class or series and may thereafter be reissued as Units of any class or series of Preferred Membership Interests other than Units of Series A 6.95% Cumulative Preferred Membership Interests.

  General

If any provision set forth in this Appendix A shall be in conflict or inconsistent with any provision of the Regulations or the Articles of Organization of the Company, the provisions set forth in this Appendix A shall prevail and govern.

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